Exhibit 10.2

                         AMERICAN RETIREMENT CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this _____ day of _______________, 200__ (the "Grant Date"), by and between American Retirement Corporation, a Tennessee corporation (together with its Subsidiaries and Affiliates where applicable, the "Company"), and the person whose name is set forth on the attached Optionee Grant Detail Statement (the "Optionee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the American Retirement Corporation 2006 Stock Incentive Plan (the "Plan").

         WHEREAS, the Company has adopted the Plan, which permits the issuance of stock options for the purchase of shares of the common stock, par value $0.01 per share, of American Retirement Corporation (the "Shares"); and

         WHEREAS, the Company desires to afford the Optionee an opportunity to purchase Shares as hereinafter provided in accordance with the provisions of the Plan;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Grant of Option.

                  (a) The Company grants as of the date of this Agreement the right and option (the "Option") to purchase any or all of the __________ Shares (the "Option Stock") set forth on the attached Optionee Grant Detail Statement, at an exercise price also set forth on the Optionee Grant Detail Statement, on the terms and conditions set forth in this Agreement and subject to all provisions of the Plan. The Optionee, holder or beneficiary of the Option shall not have any of the rights of a shareholder with respect to the Option Stock until such person has become a holder of such Shares by the due exercise of the Option and payment of the Option Payment (as defined in Section 3 below) in accordance with this Agreement.

                  (b) The Option shall be a non-qualified stock option. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Optionee.

         2. Exercise of Option. Except as otherwise provided herein, your Option shall become vested and exercisable in accordance with the Optionee Grant Detail Statement attached hereto if and only if you have been continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through and including the date of exercise. Notwithstanding the above, each outstanding Option shall vest and become exercisable in full upon the event of Optionee's death or Disability.

         3. Manner of Exercise. The Option may be exercised in whole or in part at any time within the period permitted hereunder for the exercise of the Option, with respect to whole Shares only, by serving written notice of intent to exercise the Option delivered to the Company at its principal office (or to the Company's designated agent), stating the number of Shares to be purchased, the person or persons in whose name the Shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by payment in full of the Option Price for the

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number of Shares with respect to which the Option is then being exercised (the
"Option Payment") and cash equal to the required withholding taxes as set forth by Internal Revenue Service and applicable State tax guidelines for the employer's minimum statutory withholding. The Option Payment shall be made in cash or cash equivalents or in whole Shares that have been held by the Optionee for at least six (6) months prior to the date of exercise valued at the Shares' Fair Market Value on the date of exercise (or next succeeding trading date if the date of exercise is not a trading date) or the actual sales price of such Shares, together with any applicable withholding taxes, or by a combination of such cash (or cash equivalents) and Shares. The Optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of the Option or any other stock option of the Company. Subject to applicable securities laws, the Optionee may also exercise the Option by delivering a notice of exercise of the Option and by simultaneously selling the Shares of Option Stock thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Payment, together with any applicable withholding taxes.

         4. Termination of Option. The Option will expire ten (10) years from the date of grant of the Option (the "Term") with respect to any then unexercised portion thereof, unless terminated earlier as set forth below:

                  (a) Termination by Death. If the Optionee's employment by the Company terminates by reason of death, or if the Optionee dies within three (3) months after termination of such employment for any reason other than Cause, this Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, until the expiration of the Term of the Option.

                  (b) Termination by Reason of Disability. If the Optionee's employment by the Company terminates by reason of Disability, this Option may thereafter be exercised by the Optionee or personal representative or guardian of the Optionee, as applicable, until the expiration of the Term of the Option.

                  (c) Termination by Normal Retirement or Early Retirement. If Optionee's employment by the Company terminates by reason of Normal Retirement or Early Retirement, this Option may thereafter be exercised by the Optionee, until the expiration of the Term of the Option. "Early Retirement" means retirement with the express consent of the Company at or before the time of such retirement, from active employment with the Company prior to age sixty (60), in accordance with any applicable early retirement policy of the Company then in effect. "Normal Retirement" means retirement from active employment with the Company on or after age sixty (60).

                  (d) Termination for Cause. If the Optionee's employment by the Company is terminated for Cause, this Option shall terminate immediately and become void and of no effect.

                  (e) Other Termination. If the Optionee's employment by the Company is terminated for any reason other than for Cause, death, Disability or Normal Retirement or Early Retirement, this Option may be exercised, to the extent the Option was exercisable at the time of such termination, by the Optionee for a period of ninety (90) days from the date of such termination of employment or the expiration of the Term of the Option, whichever period is the shorter.

         5. No Right to Continued Employment. The grant of the Option shall not be construed as giving Optionee the right to be retained in the employ of the Company or its Subsidiaries, and the Company or its Subsidiaries may at any time dismiss Optionee from employment, free from any liability or any claim under the Plan.

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         6. Adjustment to Option Stock. The Committee shall make adjustments in the terms and conditions of, and the criteria included in, this Option in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         7. Amendments to Option. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.

         8. Limited Transferability. During the Optionee's lifetime this Option can be exercised only by the Optionee, except as otherwise provided in Section 4(a) above or in this Section 8. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Optionee other than by will or the laws of descent and distribution. Any attempt to otherwise transfer this Option shall be void. No transfer of this Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

         9. Reservation of Shares. At all times during the term of this Option, the Company shall use its best efforts to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.

         10. Plan Governs. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern. Capitalized terms not otherwise defined herein shall have the meanings ascribed to in the Plan.

         11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

         12. Notices. All notices required to be given under this Option shall be deemed to be received if delivered or mailed as provided for herein to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

         To the Company:     American Retirement Corporation
                             111 Westwood Place, Suite 200
                             Brentwood, Tennessee 37027
                             Attn:  Corporate Secretary

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         To the Optionee:    The address then maintained with respect to the
                             Optionee in the Company's records.

         13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

         14. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

         15. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representative and assignees. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, executors, administrators, successors and assignees.

         IN WITNESS WHEREOF, the parties have caused this Non-Qualified Stock Option Agreement to be duly executed effective as of the day and year first above written.


                                   AMERRICAN RETIREMENT CORPORATION


                                   By:
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                                   Optionee:


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                                   Optionee:


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                                   Signature




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